EXHIBIT 99.1

This statement on Form 4 is filed jointly by each of the undersigned. The principal business address of each of these reporting persons is 333 South Grand Avenue, 28th Floor, Los Angeles, California 90071.
Name of Designated Filer: Oaktree Capital Group Holdings GP, LLC
Date of Event Requiring Statement: 03/30/2016, 08/04/2016 and 08/10/2016
Issuer Name: Eagle Bulk Shipping, Inc. [EGLE]

OAKTREE CAPITAL GROUP HOLDINGS GP, LLC

By:	/s/ Jordan Mikes
Name:	Jordan Mikes
Title:	Vice President

OAKTREE CAPITAL MANAGEMENT, L.P.

By:	/s/ Jordan Mikes
Name:	Jordan Mikes
Title:	Vice President

OAKTREE HOLDINGS, INC.

By:	/s/ Jordan Mikes
Name:	Jordan Mikes
Title:	Vice President

OAKTREE CAPITAL GROUP, LLC

By:	/s/ Jordan Mikes
Name:	Jordan Mikes
Title:	Vice President

OCM OPPS EB HOLDINGS, LTD.
By:	Oaktree Capital Management, L.P.
Its:	Director

By:	/s/ Jordan Mikes
Name:	Jordan Mikes
Title:	Vice President